                                                                   Exhibit 10.33

                     SECOND AMENDMENT TO CREDIT AGREEMENT

     THIS SECOND AMENDMENT TO CREDIT AGREEMENT (herein called this "Amendment") is made as of the 29th day of February, 2000, by and between Cheniere Energy, Inc. ("Borrower") and EnCap Energy Capital Fund III, L.P. ("Lender").


                             W I T N E S S E T H:

     WHEREAS, Borrower and Lender have entered into a secured term loan facility pursuant to that certain Credit Agreement dated as of September 1, 1999 (as amended, supplemented, or restated to the date hereof, the "Original Agreement") and that certain Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement dated September 1, 1999 by Borrower in favor of Lender (as amended, supplemented, or restated to the date hereof, the "Original Mortgage"); and

     WHEREAS, Section 2.1(j) of the Original Mortgage provides that Borrower will not, without the prior written consent of Lender, elect not to participate in a proposed operation on the Mortgaged Properties (as such term is defined in the Original Mortgage) where the effect of such election would be the forfeiture either temporarily or permanently of any interest in the Mortgaged Properties; and

     WHEREAS, Section 2.3 of the Original Mortgage provides that if Borrower fails to take any action required under the Original Mortgage (including but limited to actions required under Section 2.1(j) of the Original Mortgage), Lender may take such action, provided that any costs or expenses incurred by Lender in connection therewith shall be a demand obligation owing by Borrower to Lender at the rate of fifteen percent per annum; and

     WHEREAS, Borrower has been requested by IP Petroleum Company, Inc. to pay $605,000 for the costs of recompleting the State Lease 16017 Well No. 1, which is part of

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Lender's Collateral, and if Borrower fails to do so Borrower will be in default of Section 2.1(j) of the Original Mortgage; and

     WHEREAS, Borrower is not able to pay such amount and has requested that Lender exercise its rights under Section 2.3 of the Original Mortgage and advance $605,000 directly to IP Petroleum Company, Inc., but that Lender agree to let such advance be subject to the terms of the Promissory Note attached hereto as Exhibit A rather than bear interest at the rate of fifteen percent per annum and be payable on demand; and

     WHEREAS, Lender has agreed to make such advance on such terms in consideration of this Amendment.


     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Original Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

                                  ARTICLE I.

                          DEFINITIONS AND REFERENCES

     (S) 1.1 Terms Defined in the Original Agreement. Unless the context otherwise requires or unless otherwise expressly defined herein, the terms defined in the Original Agreement shall have the same meanings whenever used in this Amendment.

     (S) 1.2. Other Defined Terms. Unless the context otherwise requires, the following terms when used in this Amendment shall have the meanings assigned to them in this (S) 1.2.

          "Amendment" means this Second Amendment to Credit Agreement.

          "Amendment Documents" means this Amendment, the Renewal Note, and the Security Document Amendments.

          "Credit Agreement" means the Original Agreement as amended hereby.

          "Original Note" means the "Note" referred to and defined as such in the Original Agreement.

          "Renewal Note" means the renewal promissory note of Borrower attached hereto as Exhibit A, expressly renewing and increasing the Original Note.

          "Security Document Amendments" means, collectively, (a) the Third Supplement and Amendment to Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement by Borrower and Lender of even date herewith, (b) the First Amendment to Guaranty by Cheniere Operating of even date herewith, and (c) the First Amendment to Stock Pledge Agreement by Borrower of even date herewith.

                                  ARTICLE II.

                       AMENDMENTS TO ORIGINAL AGREEMENT

     (S) 2.1.  Defined Terms.  The following defined term is hereby added to
Section 1.1 of the Original Agreement:

          "IP" means IP Petroleum Company, Inc.

     (S) 2.2. Loan. Section 2.1 of the Original Agreement is hereby amended in its entirety to read as follows:

          "Section 2.1 Loan. Subject to the terms and conditions hereof, Lender agrees to make (a) an advance to Borrower on September 1, 1999 in the amount of $3,100,000 (herein called the "First Loan") and (b) a payment to IP on behalf of Borrower on February 29, 2000 in the amount of $605,000 (herein called the "Second Loan"; the First Loan and the Second Loan are herein collectively referred to as the "Loan"). The obligation of Borrower to repay to Lender the Loan, together with interest accruing in connection therewith, shall be evidenced by a single promissory note (herein called the "Note") made by Borrower payable to the order of Lender in the form of Exhibit A with appropriate insertions. The amount of principal owing on the Note at any given time shall be the aggregate amount of the Loan minus all payments of principal theretofore received by Lender on the Note. Interest on the Note shall accrue and be due and payable as provided herein and therein. The Note shall be due and payable as provided herein and therein, and shall be due and payable in full on the Maturity Date. The proceeds of the Second Loan shall be forwarded directly by Lender to IP with instructions to apply the same to the payment of costs incurred by Borrower in connection with the recompletion of the State Lease 16017 Well No.1."

     (S) 2.3. Payment of Trade Liabilities, Taxes, etc. Section 6.7(c) of the Original Agreement is hereby amended in to read in its entirety as follows:

          "(c) within ninety (90) days after the same becomes due pay all Liabilities owed by it on ordinary trade terms to vendors, suppliers, and other Persons providing goods and services used by it in the ordinary course of its business (except to the extent that such Liabilities constitute Indebtedness permitted under Section 7.1(h));"

     (S) 2.4. Exhibit A. Exhibit A to the Original Agreement is hereby deleted in its entirety and replaced with Exhibit A attached to this Amendment.

     (S) 2.5.  Second Loan. The proceeds of the Second Loan referenced in
Section 2.1 of the Credit Agreement shall be wired to:

     Southwest Bank of Texas for the account of IP Petroleum Company, Inc. ABA No. 11301258
     Account No. 0157546

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

                                 ARTICLE III.

                          CONDITIONS OF EFFECTIVENESS

     (S) 3.1. Effective Date. This Amendment shall become effective as of the date first above written when and only when:

          (a) Lender shall have received, at Lender's office (i) a counterpart of this Amendment and each other Amendment Document executed and delivered by each Restricted Person that is a party thereto in form and substance acceptable to Lender in Lender's sole and absolute discretion, (ii) a written opinion of Mayor, Day, Caldwell, and Keeton, L.L.P., addressed to Lender, to the effect that (A) the Amendment Documents have been duly authorized, executed and delivered by each Restricted Person that is a party thereto, and (B) each Amendment Document and each Loan Document amended thereby (other than the Original Mortgage as so amended, as to which no opinion shall be required) constitutes the legal, valid and binding obligation of each Restricted Person that is a party thereto, enforceable in accordance with its terms, (iii) a certificate of a duly authorized officer of Borrower to the effect that all of the representations and warranties set forth in (S) 4.1 hereof are true and correct at and as of the time of such effectiveness, (iv) a certificate of the Secretary of Borrower dated the date of this Amendment certifying that attached thereto is a true and complete copy of resolutions adopted by the Board of Directors of Borrower authorizing the execution, delivery and performance of the Amendment Documents, and (v) such supporting documents as Lender may reasonably request, and

          (b) Borrower shall have paid in immediately available funds (i) an amendment fee to Lender in the amount of $12,100 and (ii) all legal fees and expenses owing to Thompson & Knight L.L.P., legal counsel to Lender, relating to the preparation, negotiation, execution, and recordation of the Amendment Documents, which Lender estimates will not exceed $7,500 in fees, plus recording costs and other expenses.


                                  ARTICLE IV.

            REPRESENTATIONS AND WARRANTIES; WAIVERS; MUTUAL RELEASE

     (S) 4.1. Representations and Warranties of Borrower. In order to induce Lender to enter into this Amendment, Borrower represents and warrants to Lender that:

          (a) Except as set forth in Schedule 4.1(a) attached hereto, the representations and warranties contained in Article V of the Credit Agreement are true and correct at and as of the time of the effectiveness
     hereof.   The balance of the Renewal Note is $3,621,904.62, which is the sum of $605,000 plus the unpaid principal balance of the Original Note as of the close of business on February 28, 2000.

          (b) Each Restricted Person is duly authorized to execute and deliver the Amendment Documents and the other Loan Documents to which it is a party and is and will continue to be duly authorized to borrow and to perform its obligations under the Credit Agreement. Each Restricted Person has duly taken all corporate action necessary to authorize the execution and delivery of the Amendment Documents and the other Loan Documents to which it is a party and to authorize the performance of the obligations of such Restricted Person thereunder.

          (c) The execution and delivery by each Restricted Person of the Amendment Documents and the other Loan Documents to which it is a party, the performance by each Restricted Person of its obligations thereunder and the consummation of the transactions contemplated thereby do not and will not conflict with any provision of law, statute, rule or regulation or of the certificate of incorporation and bylaws of any Restricted Person, or of any material agreement, judgment, license, order or permit applicable to or binding upon any Restricted Person, or result in the creation of any Lien, charge or encumbrance upon any assets or properties of any Restricted Person. No consent, approval, authorization or order of any court or governmental authority or third party is required in connection with the execution and delivery by any Restricted Person of the Amendment Documents or the other Loan Documents to which it is a party or to consummate the transactions contemplated thereby.

          (d) When duly executed and delivered, each Amendment Document will be a legal and binding instrument and agreement of each Restricted Person that is a party thereto, enforceable in accordance with its terms. Each other Loan Document is and shall continue to be the legal, valid and binding obligation of each Restricted Person that is a party thereto, enforceable against such Restricted Person in accordance with their respective terms.

          (e) The unaudited quarterly Consolidated financial statements of Borrower dated as of September 30, 1999 fairly present the Consolidated financial position at such date and the Consolidated statement of operations and the changes in Consolidated financial position for the periods ending on such date for Borrower. Copies of such financial statements have heretofore been delivered to Lender. Since September 30, 1999, no Material Adverse Change has occurred in the Consolidated financial condition or businesses of Borrower.

          (f) No Default or Event of Default has occurred or is continuing (other than the Defaults or Events of Default waived in writing by Lender or disclosed in Schedule in 4.1(a) attached hereto).

          (g) Borrower has no defense, counterclaim or setoff with respect to the Obligations or the Loan Documents (any such setoffs, defenses or counterclaims being hereby waived and released by Borrower).

     (S) 4.2. Waivers. Borrower hereby waives and affirmatively agrees not to allege or otherwise pursue any or all defenses, affirmative defenses, counterclaims, claims, causes of action, setoffs or other rights that it may have to contest (a) the enforceability of any of the Obligations; (b) any provision of the Loan Documents; (c) any Lien or security interest of Lender in any Collateral or other property, whether movable or immovable, real or personal, or tangible or intangible, or any right or other interest, now or hereafter arising in connection with the Collateral; (d) the actions and inactions of Lender prior to the date hereof in administering the Loan Documents, or any other matter prior to the date hereof relating to the financing arrangements between Borrower and Lender; or (e) the rights of Lender to the Net Profits Interest.

     (S) 4.3.   Mutual Release. Each of Borrower and Lender HEREBY RELEASES,
REMISES, ACQUITS AND FOREVER DISCHARGES the other and the other's partners, participants, predecessors, successors and assigns, subsidiary entities, parent entities, and other affiliates, as well as all employees, agents, representatives, consultants, attorneys, fiduciaries, partners, officers and directors of any of the foregoing (all of the foregoing beneficiaries of such release being hereinafter called the "Released Persons") from any and all actions and causes of action, judgments, executions, suits, debts, claims, demands, liabilities, obligations, damages and expenses of any and every character, known or unknown, direct or indirect, at law or in equity, sounding in contract or in tort, of whatsoever kind or nature, for or because of any matter or things done, omitted or suffered to be done by any of the Released Persons prior to the date of execution hereof and in any way directly or indirectly arising out of or in any way connected to the Credit Agreement or any attempt by Borrower to raise funds through the sale of equity or debt securities, INCLUDING WITHOUT LIMITATION ANY CLAIM OR LIABILITY RELATED TO FRAUD, INADEQUATE DISCLOSURE, NEGLIGENCE, USURY (INCLUDING WITHOUT LIMITATION ANY DEFENSE BASED ON USURY), OR WRONGFUL INTERFERENCE WITH CONTRACTS, BUSINESS OPPORTUNITIES OR RELATIONSHIPS (all of the foregoing hereinafter called the "Released Matters"); PROVIDED THAT THE RELEASED MATTERS DO NOT INCLUDE OR APPLY TO, AND THAT NO RELEASE IS GIVEN HEREBY WITH RESPECT TO, ANY PRINCIPAL, INTEREST, OTHER INDEBTEDNESS, INDEMNITY, COVENANT, OR OTHER RIGHTS, OBLIGATIONS OR DUTIES OF BORROWER OR LENDER UNDER THIS AMENDMENT, THE CREDIT AGREEMENT, THE NOTE OR ANY OTHER LOAN DOCUMENT. Each of Borrower and Lender acknowledges and agrees that the provisions of this Amendment constitute full and adequate consideration for the foregoing releases. For the purposes of the foregoing release by Borrower, the affiliates of Borrower shall be deemed to include, without limitation, EnCap Energy Advisors, Inc., RP&C International, Inc., and EnCap Investments L.C.

     (S) 4.4. Acknowledgments and Admissions. Borrower hereby represents, warrants, acknowledges and admits that (a) it has made an independent decision to enter into the Amendment Documents and the other Loan Documents without reliance on any representation, warranty, covenant or undertaking by Lender, whether written, oral or implicit, other than as expressly set out in the Amendment Documents or in the other Loan Documents, (b) there are no representations, warranties, covenants, undertakings or agreements by Lender as to the Loan Documents except as expressly set out in the Amendment Documents or in another Loan Document, (c) Lender has no fiduciary obligation toward Borrower with respect to any Loan Document or the transactions contemplated thereby, (d) the relationship pursuant to the Loan Documents between the Restricted Persons, on one hand, and Lender, on the other hand, is and shall be solely that of debtor and creditor, respectively, (e) no partnership or joint venture exists with respect to the Amendment Documents, the Loan Documents, or the Collateral between Borrower and Lender, (f) should a breach or other default occur or exist under the Amendment Documents, any Loan Document, or any document or instrument at any time delivered in connection therewith, Lender will determine in its sole discretion and for its own reasons what remedies and actions it will or will not exercise or take at that time, (g) without limiting any of the foregoing, Borrower is not relying upon any representation or covenant by Lender, or any representative of Lender, and no such representation or covenant has been made, that Lender will, at the time of any such breach or default, or at any other time, waive, negotiate, discuss, or take or refrain from taking any action permitted under the Loan Documents with respect thereto, and (h) Lender has relied upon the truthfulness of the acknowledgments in this section in deciding to execute and deliver the Amendment Documents.

                                  ARTICLE V.

                                 MISCELLANEOUS

     (S) 5.1. Ratification of Agreements. The Loan Documents as amended by the Amendment Documents are hereby ratified and confirmed in all respects. Any reference to the Credit Agreement in any Loan Document shall be deemed to refer to this Amendment also. Any reference to the Note in any other Loan Document shall be deemed to be a reference to the Renewal Note issued and delivered pursuant to this Amendment. The execution, delivery and effectiveness of this Amendment and the other Amendment Documents shall not, except as expressly provided herein or therein, operate as a waiver of any right, power or remedy of Lenders under the Credit Agreement, the Note, or any other Loan Document nor constitute a waiver of any provision of the Credit Agreement, the Note or any other Loan Document.

     (S) 5.2. Survival of Agreements. All representations, warranties, covenants and agreements of Borrower herein shall survive the execution and delivery of this Amendment and the performance hereof, including without limitation the making or granting of the Loan, and shall further survive until all of the Obligations are paid in full. All statements and agreements contained in any certificate or instrument delivered by any Restricted Person hereunder or under the Credit Agreement to Lender shall be deemed to constitute representations and warranties by, or agreements and covenants of, Borrower under this Amendment and under the Credit Agreement.

     (S) 5.3. Loan Documents. Each Amendment Document is a Loan Document, and all provisions in the Credit Agreement pertaining to Loan Documents apply thereto.

     (S) 5.4.   Governing Law.  This Amendment shall be governed by and
construed in accordance with the laws of the State of Texas and any applicable laws of the United States of America in all respects, including construction, validity and performance.

     (S) 5.5. Counterparts. This Amendment may be separately executed in counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Amendment.

     THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS OF THE PARTIES.

     IN WITNESS WHEREOF, this Amendment is executed as of the date first above written.

                    ENCAP ENERGY CAPITAL FUND III, L.P.

                    By:  ENCAP INVESTMENTS, L.C., general partner


                        By:_________________________________________
                          Robert L. Zorich
                          Managing Director


                    CHENIERE ENERGY, INC.


                    By:____________________________________
                       Charif Souki
                       Chairman of the Board of Directors

                             CONSENT AND AGREEMENT

     The undersigned hereby consents to the provisions of this Amendment and the transactions contemplated herein, and hereby ratifies and confirms the Guaranty dated as of September 1, 1999 made by it for the benefit of Lender, and agrees that its obligations and covenants thereunder are unimpaired hereby and shall remain in full force and effect.


                              CHENIERE ENERGY OPERATING CO., INC.



                              By:
                                  Walter L. Williams
                                  President

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                                                                       EXHIBIT A


                                 PROMISSORY NOTE

$3,621,904.62                    Houston, Texas               February 29, 2000


     FOR VALUE RECEIVED, the undersigned, Cheniere Energy, Inc., a Delaware corporation (herein called "Borrower"), hereby promises to pay to the order of EnCap Energy Capital Fund III, L.P. (herein called "Lender"), the principal sum of Three Million Six Hundred Twenty One Thousand Nine Hundred Four and 62/100 Dollars ($3,621,904.62), together with interest on the unpaid principal balance thereof as hereinafter set forth, both principal and interest payable as herein provided in lawful money of the United States of America at the offices of the Lender under the Credit Agreement, 1100 Louisiana, Suite 3150, Houston, Texas 77002, or at such other place within Harris County, Texas, as from time to time may be designated by the holder of this Note.

     This Note (a) is issued and delivered under that certain Credit Agreement dated as of September 1, 1999 among Borrower and Lender (herein, as from time to time supplemented, amended or restated, called the "Credit Agreement"), and is the "Note" as defined therein, and (b) is subject to the terms and provisions of the Credit Agreement, which contains provisions for payments and prepayments hereunder and acceleration of the maturity hereof upon the happening of certain stated events. Payments on this Note shall be made and applied as provided herein and in the Credit Agreement. Reference is hereby made to the Credit Agreement for a description of certain rights, limitations of rights, obligations and duties of the parties hereto and for the meanings assigned to terms used and not defined herein.

     The principal amount of this Note, together with all interest accrued hereon, shall be due and payable in full on the Maturity Date. Additional payments of principal are due as required under the Credit Agreement. Interest payments on this Note are due on each Monthly Payment Date, beginning on the date hereof.

     The principal amount of this Note (exclusive of any past due principal or interest) from time to time outstanding shall bear interest on each day outstanding at the Base Rate in effect on such day; provided that if an Event of Default has occurred and is continuing, the principal amount of this Note (exclusive of any past due principal or interest) from time to time outstanding shall bear interest on each day outstanding at the Default Rate in effect on such day. All past due principal and interest on the Loan shall bear interest on each day outstanding at the Default Rate in effect on such day, and such interest shall be due and payable daily as it accrues. Notwithstanding the foregoing provisions of this paragraph: (a) this Note shall never bear interest in excess of the Highest Lawful Rate, and (b) if at any time the rate at which interest is payable on this Note is limited by the Highest Lawful Rate (by the foregoing clause (a) or by reference to the Highest Lawful Rate in the definitions of Base Rate and Default Rate), this Note shall, to the extent permitted by applicable law, bear interest at the Highest Lawful Rate and shall continue to bear interest at the Highest Lawful Rate until such time as the total amount of interest accrued hereon equals (but does not exceed) the total amount of interest which would have accrued hereon had there been no Highest Lawful Rate applicable hereto.

     Notwithstanding the foregoing paragraph and all other provisions of this Note or any other Loan Document, in no event shall the interest payable hereon, together with any other amounts constituting interest on the Obligations, whether before or after maturity, exceed the maximum amount of interest which, under applicable law, may be charged on this Note and such other Obligations, and this Note is expressly made subject to the provisions of the Credit Agreement which more fully set out the limitations on how interest accrues hereon. In the event applicable law provides for an interest ceiling under Chapter 303 of the Texas Finance Code (the "Texas Finance Code") as amended, for any day, the ceiling for such day shall be the "weekly ceiling" as defined in the Texas Finance Code and such ceiling shall be used in this Note for calculating the Highest Lawful Rate and for all other purposes, provided that if any applicable law permits greater interest, the applicable law permitting the greatest interest shall apply. The term "applicable law" as used in this Note shall mean the Laws of the State of Texas including the Laws of the United States, as such laws now exist or may be changed or amended or come into effect in the future.

     If this Note is placed in the hands of an attorney for collection after default, or if all or any part of the indebtedness represented hereby is proved, established or collected in any court or in any bankruptcy, receivership, debtor relief, probate or other court proceedings, Borrower and all endorsers, sureties and guarantors of this Note jointly and severally agree to pay reasonable attorneys' fees and collection costs to the holder hereof in addition to the principal and interest payable hereunder.

     Borrower and all endorsers, sureties and guarantors of this Note hereby severally waive demand, presentment, notice of demand and of dishonor and nonpayment of this Note, protest, notice of protest, notice of intention to accelerate the maturity of this Note, declaration or notice of acceleration of the maturity of this Note, diligence in collecting, the bringing of any suit against any party and any notice of or defense on account of any extensions, renewals, partial payments or changes in any manner of or in this Note or in any of its terms, provisions and covenants, or any releases or substitutions of any security, or any delay, indulgence or other act of any trustee or any holder hereof, whether before or after maturity.

     This Note is given in renewal and increase, but not in extinguishment or novation, of that certain promissory note by Borrower to the order of Lender in the original principal amount of $3,100,000 dated September 1, 1999.

     THIS NOTE AND THE RIGHTS AND DUTIES OF THE PARTIES HERETO SHALL BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF
LAW), EXCEPT TO THE EXTENT THE SAME ARE GOVERNED BY APPLICABLE FEDERAL LAW.

CHENIERE ENERGY, INC.

By:
   -------------------------          Charif Souki
                                      Chairman of the Board of Directors

                               SCHEDULE 4.1 (a)

     The representations and warranties contained in Article V of the Original Agreement are true and correct, subject to the matters below:

Section 5.1 -- Defaults

Subject to the agreements, understandings, and waivers set forth in the Amendment Documents and the other documents contemplated therein, no Restricted Person is in default in the performance of any of the covenants and agreements contained in any Loan Document and no event has occurred and is continuing which constitutes a Default except as follows:

          Sections 6.7, 6.11, 8.1(f), 8.1(g)   Borrower has failed to timely pay
     obligations under contracts to which it is a party, including Borrower s obligations under the Fairfield Agreement and disputed amounts under its agreement with RP&C International, Inc.

          Section 7.3 By December 31, 1999, Borrower has not entered into Hedging Contracts as contemplated in Section 7.3.

Section 5.12   Title to Properties

     The Stingray Prospect and the Redfish Prospect are encumbered by mechanics and materialmens liens in favor of Schlumberger Technology Corporation, as contemplated in the First Amendment to Credit Agreement, dated as of December 31, 1999, between Borrower and Lender, and the Amendment Documents, as such term is defined therein.